                                                                   Exhibit 99.19

NEWS                                                (COUNTRYWIDE FINANCIAL LOGO)

                                                INVESTOR CONTACT: (818) 225-3550
                                                   DAVID BIGELOW OR LISA RIORDAN
                                                   MEDIA CONTACT: (800) 796-8448
FOR IMMEDIATE RELEASE

                COUNTRYWIDE REPORTS AUGUST 2004 OPERATIONAL DATA
                  - SERVICING PORTFOLIO REACHES $765 BILLION -
        - PIPELINE OF APPLICATIONS-IN-PROCESS INCREASES TO $50 BILLION -
                     - AUGUST FUNDINGS RISE TO $31 BILLION -

CALABASAS, CA (September 10, 2004) - Countrywide Financial Corporation (NYSE:
CFC), a diversified financial services provider, released operational data for the month ended August 31, 2004. Highlights included the following:

      - Loan fundings were $31 billion for the month, an increase of 5 percent from the prior month. This represents a 24 percent decline from August 2003 as a result of a substantially lower level of industry-wide refinance activity. Year-to-date funding volume now totals $237 billion.

      - Monthly purchase activity rose for the sixth consecutive month to $18 billion, an increase of 1 percent over last month and 42 percent more than August 2003. Year-to-date purchase volume now stands at $113 billion, approaching 2003's full year level of $130 billion.

      - Demand for adjustable-rate, home equity and subprime loans remained robust.

            - Adjustable-rate fundings reached a record $18 billion, 83 percent greater than August 2003, and accounted for 59 percent of total monthly loan volume. Adjustable-rate volume grew by 7 percent over July 2004, driving year-to-date volume to $118 billion.

            - Home equity fundings reached a new monthly record of $3.1 billion, 8 percent more than the previous month and 80 percent higher than August 2003. Year-to-date home equity production surpassed $18 billion, and exceeded the volume achieved in calendar 2003.

            - Subprime volume grew for the month to $4.3 billion, advancing 13 percent from last month and increasing 158 percent over August 2003. Year-to-date subprime volume totaled $25 billion, exceeding total subprime volume produced in calendar 2003.


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2-2-2

      - The 10-year U.S. Treasury yield declined during the month of August 2004, as compared to a rising trend in August 2003. As a result, average daily application activity during August 2004 rose by 2 percent over July 2004 and was 13 percent more than August 2003. And while the pipeline of applications-in-process at August 31, 2004 was down 7 percent from August 31, 2003, it was 4 percent greater than July 2004.

      - The servicing portfolio reached $765 billion for the month, surpassing the August 2003 level by $173 billion, or 29 percent, and has increased by $120 billion since the beginning of 2004.

      - August securities trading volume of $241 billion decreased by 6 percent from the level achieved in August 2003 primarily due to lower mortgage origination activity industry-wide. Year-to-date trading volume totaled $2.1 trillion, 2 percent greater than the $2.0 trillion achieved for the same 8-month period of 2003.

      - Total assets at Countrywide Bank rose to $31 billion, 8 percent higher than July 2004 and double the level of August 2003.

      - Net earned premiums at Balboa were $64 million, down 3 percent from August 2003 as a result of lower activity in Balboa Life & Casualty, and year-to-date reached $514 million.

      - Sub-servicing volume at Global Home Loans totaled $109 billion, a 17 percent increase from August 2003.

"Countrywide's well-balanced business model continues to produce strong operational results amidst a transitional environment," said Stanford L. Kurland, President and Chief Operating Officer. "Compared to a year ago, the total mortgage origination market is smaller as a result of lower refinance volume. This impact has been mitigated by Countrywide's dramatic growth in purchase fundings and record volumes of adjustable-rate, home equity and subprime loans. On the servicing side, our portfolio grew $18 billion from July 2004 to reach a new high of $765 billion, as we set our sights on becoming the industry's #1 servicer. The Company's servicing portfolio has grown 19 percent since the beginning of the year and 29 percent over the last twelve months. Countrywide's diversification efforts were led by Countrywide Bank. The Bank's assets have doubled over the last year to $31 billion, on track with our growth plan."

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3-3-3

Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services in domestic and international markets. Mortgage banking businesses include loan production and servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services primarily prime credit-quality loans. Also included in Countrywide's mortgage banking segment is the LandSafe group of companies that provide loan closing services. Diversified financial services encompass capital markets, banking, insurance, and global operations, largely through the activities of Countrywide Capital Markets, a mortgage-related investment banker; Countrywide Bank, a division of Treasury Bank, NA, a banking entity offering customers CDs, money market accounts, and home loan products; Balboa Life and Casualty Group, whose companies are national providers of property, liability, and life insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest.

For more information about the Company, visit Countrywide's website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, regarding management's beliefs, estimates, projections, and assumptions with respect to future operations, as well as business plans and strategies that are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like "believe," "expect," "anticipate," "promise," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

                                 (tables follow)

               COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
                             OPERATING STATISTICS(1)
                              (Dollars in Millions)

                                                         Month Ended           Year-to-Date
                                                    ------------------------   ------------
                                                    August 31,    August 31,    August 31,
                                                      2004          2003          2004
                                                    ------------------------   ------------
LOAN PRODUCTION
       Number of Working Days in the Period                 22            21           169
       Average Daily Loan Applications              $    2,051    $    1,808    $    2,026
       Mortgage Loan Pipeline (loans in process)    $   50,024    $   53,576

       Loan Fundings:
          Consumer Markets Division                 $    9,288    $   12,283    $   71,922
          Wholesale Lending Division                     6,102         7,222        46,964
          Correspondent Lending Division                11,152        17,870        88,252
                                                    ----------    ----------    ----------
                 Total Mortgage Banking                 26,542        37,375       207,138
          Capital Markets                                1,592         2,059        11,911
          Treasury Bank (2)                              2,988         1,541        17,644
                                                    ----------    ----------    ----------
                     TOTAL LOAN FUNDINGS            $   31,122    $   40,975    $  236,693
                                                    ----------    ----------    ----------

       Loan Fundings in Units:
          Consumer Markets Division                     67,019        92,465       518,163
          Wholesale Lending Division                    34,422        42,036       265,148
          Correspondent Lending Division                64,659       104,396       502,073
                                                    ----------    ----------    ----------
                 Total Mortgage Banking                166,100       238,897     1,285,384
          Capital Markets                                6,948         6,303        46,871
          Treasury Bank (2)                             28,829        18,060       180,172
                                                    ----------    ----------    ----------
                     TOTAL LOAN FUNDINGS IN UNITS      201,877       263,260     1,512,427
                                                    ----------    ----------    ----------

       Loan Fundings:
          Purchase (3)                              $   17,797    $   12,571    $  112,914
          Non-purchase (3)                              13,325        28,404       123,779
                                                    ----------    ----------    ----------
                     TOTAL LOAN FUNDINGS            $   31,122    $   40,975    $  236,693
                                                    ----------    ----------    ----------

       Government Fundings                          $      961    $    2,505    $    9,653
       ARM Fundings                                 $   18,278    $   10,011    $  117,685
       Home Equity Fundings                         $    3,056    $    1,697    $   18,484
       Subprime Fundings                            $    4,275    $    1,654    $   24,506

LOAN SERVICING (4)
       Volume                                       $  765,342    $  591,905
       Units                                         5,773,837     4,760,141
       Subservicing Volume (5)                      $   16,312    $   11,483
       Subservicing Units                              169,665       142,527
       Prepayments in Full                          $   13,232    $   25,236    $  122,551
       Bulk Servicing Acquisitions                  $    4,626    $      341    $   22,310
       Portfolio Delinquency (%) - CHL (6)                3.57%         3.77%
       Foreclosures Pending (%) - CHL (6)                 0.35%         0.46%


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               COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
                             OPERATING STATISTICS(1)
                              (Dollars in Millions)

                                                            Month Ended           Year-to-Date
                                                    --------------------------    ------------
                                                     August 31,     August 31,     August 31,
                                                        2004           2003           2004
                                                    --------------------------    ------------
LOAN CLOSING SERVICES (UNITS)
       Credit Reports                                   677,931        492,787      4,959,455
       Flood Determinations                             265,888        234,552      1,871,745
       Appraisals                                        74,314         60,025        486,417
       Automated Property Valuation Services            480,329        349,978      3,486,882
       Other                                             13,324         12,566        116,896
                                                    -----------    -----------    -----------
                     TOTAL UNITS                      1,511,786      1,149,908     10,921,395
                                                    -----------    -----------    -----------

CAPITAL MARKETS
       Securities Trading Volume (7)                $   240,678    $   255,513    $ 2,079,338

BANKING
       Assets Held by Treasury Bank (in billions)   $      30.9    $      15.1

INSURANCE
       Net Premiums Earned:
          Carrier                                   $        51    $        55    $       412
          Reinsurance                                        13             11            102
                                                    -----------    -----------    -----------
                     TOTAL NET PREMIUMS EARNED      $        64    $        66    $       514
                                                    -----------    -----------    -----------

GLOBAL OPERATIONS
       Global Home Loans Subservicing
          Volume (in billions)                      $       109    $        93

PERIOD-END RATES
       10-Year U.S. Treasury Yield                        4.130%         4.458%
       FNMA 30-Year Fixed Rate MBS Coupon                 5.162%         5.670%


------------
(1) The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2) Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.

(3) Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4) Includes warehouse loans and loans under subservicing agreements for other clients.

(5)   Subservicing volume for other clients.

(6) Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)   Includes trades with Mortgage Banking Division.


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